                                                                    EXHIBIT 99.2

                                                                [Conformed Copy]



================================================================================




                            STOCK PURCHASE AGREEMENT

                           DATED AS OF MARCH 13, 2001

                                BETWEEN AND AMONG

                       CHICAGO BRIDGE & IRON COMPANY N.V.

                                       AND

                          D.C. CAPITAL PARTNERS, L.P.,
                         TINICUM CAPITAL PARTNERS, L.P.,
                  TINICUM CAPITAL PARTNERS PARALLEL FUND, L.P.,
               TINICUM CAPITAL PARTNERS EXECUTIVE FUND I, L.L.C.,
                         MR. FREDERICK A. KLINGENSTEIN,
                              MR. JOHN KLINGENSTEIN




================================================================================

                                TABLE OF CONTENTS


ARTICLE I

         DEFINITIONS..............................................................................................1
         Section 1.01  Definitions................................................................................1
         Section 1.02  Other Defined Terms.......................................................................10
         Section 1.03  Cross References, Interpretation..........................................................10
         Section 1.04  CB&I's Knowledge..........................................................................10

ARTICLE II

         PURCHASE AND SALE.......................................................................................10
         Section 2.01  Purchase and Sale of the Shares...........................................................10
         Section 2.02  Options...................................................................................10
         Section 2.03  Payment of Purchase Price.................................................................11
         Section 2.04  Payment for the Option Shares.............................................................12

ARTICLE III

         TRANSFER RESTRICTIONS...................................................................................12
         Section 3.01  Transfer Restrictions.....................................................................12

ARTICLE IV

         REGISTRATION RIGHTS.....................................................................................12
         Section 4.01  Demand Registration Right.................................................................12
         Section 4.02  Registration Procedures...................................................................13
         Section 4.03  Piggyback Registration....................................................................15
         Section 4.04  Right to Terminate Registration...........................................................16
         Section 4.05  Expenses of Registration..................................................................16

ARTICLE V

         INDEMNIFICATION.........................................................................................16
         Section 5.01  Indemnification; Contribution.............................................................16
         Section 5.02  Information...............................................................................19
         Section 5.03  Rule 144 Reporting........................................................................19
         Section 5.04  Removal of Restrictive Legends............................................................20

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................................................20
         Section 6.01  Power and Authority.......................................................................20
         Section 6.02  Investment Representations................................................................20
         Section 6.03  Brokers...................................................................................22
         Section 6.04  Limitations on Representations and Warranties.............................................22

ARTICLE VII

         REPRESENTATIONS AND WARRANTIES OF CB&I..................................................................22
         Section 7.01  Organization; Power.......................................................................22
         Section 7.02  Authorization; Enforceability; Absence of Conflicts; Required Consents....................23
         Section 7.03  Charter Documents.........................................................................24
         Section 7.04  SEC Documents.............................................................................24
         Section 7.05  Capitalization............................................................................24
         Section 7.06  Absence of Applicable Rights Agreements...................................................25
         Section 7.07  Litigation................................................................................25
         Section 7.08  Compliance with Worker Safety and Environmental Laws......................................25
         Section 7.09  Liabilities and Obligations...............................................................26
         Section 7.10  Intellectual Property.....................................................................26
         Section 7.11  Material Contracts........................................................................26
         Section 7.12  Insurance.................................................................................27
         Section 7.13  Employee Matters..........................................................................27
         Section 7.14  Compliance With ERISA, Labor Laws.........................................................28
         Section 7.15  Absence of Changes........................................................................29
         Section 7.16  Broker's Fees.............................................................................30
         Section 7.17  Inside Information........................................................................30
         Section 7.18  Change of Control.........................................................................30
         Section 7.19  Passive Foreign Investment Company........................................................30
         Section 7.20  Limitations on Representations and Warranties.............................................30

ARTICLE VIII

         COVENANTS AND AGREEMENTS OF THE PARTIES.................................................................31
         Section 8.01  Mutual Cooperation........................................................................31
         Section 8.02  Conduct of Business Pending the Closing...................................................31
         Section 8.03  Prohibited Activities.....................................................................32
         Section 8.04  Notification of Certain Matters...........................................................32
         Section 8.05  Fees and Expenses.........................................................................33

         Section 8.06  Publicity.................................................................................33
         Section 8.07  Commercially Reasonable Efforts...........................................................33

ARTICLE IX

         CONDITIONS TO CLOSING AND CONSUMMATION..................................................................34
         Section 9.01  The Closing...............................................................................34
         Section 9.02  Delivery of Documents.....................................................................34
         Section 9.03  Conditions to the Obligations of Each Party...............................................35
         Section 9.04  Conditions to the Obligations of the Purchasers...........................................35
         Section 9.05  Conditions to the Obligations of CB&I.....................................................36

ARTICLE X

         SUBSEQUENT CLOSINGS.....................................................................................36
         Section 10.01  Subsequent Closing Dates.................................................................36
         Section 10.02  Delivery of Documents....................................................................36
         Section 10.03  Conditions to the Obligations of Each Party..............................................37
         Section 10.04  Conditions to the Obligations of the Purchasers..........................................38
         Section 10.05  Conditions to the Obligations of CB&I....................................................38

ARTICLE XI

         COVENANTS FOLLOWING THE CLOSING.........................................................................38
         Section 11.01  Post-Closing Assistance..................................................................38

ARTICLE XII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITIES.................................................39
         Section 12.01  Survival of Representations and Warranties...............................................39
         Section 12.02  Indemnities..............................................................................39

ARTICLE XIII

         GENERAL PROVISIONS......................................................................................40
         Section 13.01  Treatment of Confidential Information....................................................40
         Section 13.02  Assignment; No Third-Party Beneficiaries.................................................40
         Section 13.03  Entire Agreement; Amendment; Waivers.....................................................40
         Section 13.04  Notices..................................................................................41
         Section 13.05  GOVERNING LAW, JURISDICTION AND VENUE....................................................43

         Section 13.06  WAIVER OF CERTAIN CLAIMS.................................................................43
         Section 13.07  Exercise of Rights and Remedies..........................................................43
         Section 13.08  Reformation and Severability.............................................................44
         Section 13.09  Incorporation of Exhibits and Schedules..................................................44
         Section 13.10  Liability Several........................................................................44
         Section 13.11  Specific Performance.....................................................................44
         Section 13.12  Counterparts.............................................................................44

ARTICLE XIV

         TERMINATION.............................................................................................45
         Section 14.01  Termination of this Agreement............................................................45
         Section 14.02  Effect of Termination....................................................................45

                                    SCHEDULES



          Schedule I                   Purchasers' Pro Rata Portions of Shares
                                            and Option Shares
          Schedule 7.01                Material Subsidiaries
          Schedule 7.05                Capitalization
          Schedule 7.06                Rights Agreements
          Schedule 7.07                Litigation
          Schedule 7.08                Environmental Matters
          Schedule 7.10                Intellectual Property
          Schedule 7.11                Material Contracts
          Schedule 7.12                Insurance
          Schedule 7.13(a)             Employment Agreements
          Schedule 7.13(b)             CB&I Plans
          Schedule 7.14                ERISA, Labor Matters

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 13, 2001 between and among Chicago Bridge & Iron Company N.V., a Netherlands company ("CB&I"), and the following parties: D.C. Capital Partners, L.P., Tinicum Capital Partners, L.P., Tinicum Capital Partners Parallel Fund, L.P., Tinicum Capital Partners Executive Fund I, L.L.C., Mr. Frederick Klingenstein, and Mr. John Klingenstein (each a "Purchaser" and collectively the "Purchasers").


                                  INTRODUCTION

          WHEREAS, CB&I wishes to sell to the Purchasers, and the Purchasers wish to purchase from CB&I (in their respective pro-rata portions as set forth on Schedule I) 807,356 registered shares of CB&I Stock (the "Shares"); and

          WHEREAS, the Purchasers shall have the option to purchase additional registered shares of CB&I Stock (in their respective pro-rata portions as set forth on Schedule I) on the terms and conditions set forth in Section 2.02.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01 Definitions. As used herein, the following terms shall have the meanings set forth below:

          "A Option" has the meaning specified in Section 2.02.

          "A Option Notice" has the meaning specified in Section 2.02.

          "Accredited Investor" has the meaning specified in Rule 501(a) under the Securities Act.

          "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

          "Agreement" means this Agreement, including all attached Schedules, Annexes, Addenda and Exhibits, as the same may be amended, modified or supplemented from time to time.

          "Alternative Proposal" means any unsolicited proposal with respect to any financing transaction that is an alternative to the transaction contemplated by this Agreement.

          "Associate" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

          "B Option" has the meaning specified in Section 2.02.

          "B Option Notice" has the meaning specified in Section 2.02.

          "Business Combination" means a merger, combination or consolidation (whether or not CB&I or a Subsidiary of CB&I is the surviving entity in such transaction), tender offer or share exchange (whether for all or part of the outstanding Securities of CB&I or any Subsidiary), business combination, sale of significant assets, dissolution, liquidation or similar transaction involving CB&I or any Material Subsidiary or Material division of CB&I.

          "Capital Stock" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

          "CB&I" has the meaning specified in the first paragraph of this Agreement.

          "CB&I Stock" means the common stock of CB&I, par value NLG .01 per share.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (42 U.S.C. ss.ss. 9601 et seq.).

          "Chamber of Commerce" has the meaning specified in Section 9.02(iv).

          "Charter Documents" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, (a) the articles or certificate of formation, incorporation, association or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws, limited liability company agreement or regulations, or partnership agreements (or the equivalent governing documents) of that Entity, and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

          "Closing" has the meaning specified in Section 9.01.

          "Closing Date" has the meaning specified in Section 9.01.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Commission" means the Securities and Exchange Commission of the United States.

          "Confidential Information" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

          "Damage" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees of, and actual disbursements by, attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of any other nature of that Person.

          "Deal Price Per Share" has the meaning specified in Section 2.02.

          "Entity" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

          "Environmental Laws" means any and all Governmental Requirements, common law rule (including but not limited to the common law respecting nuisance and tortious liability), or other requirement having the force and effect of law, relating to the environment, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-12) or hydrochloro-fluorocarbons).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "First Reserve Shareholder Agreement" means that certain Shareholder Agreement dated as of December 28, 2000, as amended by an amendment thereto dated February 7, 2001, among First Reserve Fund VIII, L.P., CB&I and certain CB&I shareholders.

          "Foreign Personal Holding Company" has the meaning specified in
Section 552 of the Code.

          "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time, which have been or are applied on a basis consistent with past practice.

          "Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

          "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

          "Governmental Requirement" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, or authorization of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

          "Guaranty" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided that, the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

          "Indebtedness" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments,
(iii) in respect of capital leases or (iv) in respect of interest rate protection agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

          "Indemnified Party" has the meaning specified in Section 5.01(c).

          "Indemnifying Party" has the meaning set forth in Section 5.01(c).

          "Information" means written information, including (a) data, certificates, reports and statements and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

          "Intellectual Property" means (a) patents, applications for patents and patent rights, in each case, whether registered, unregistered or under pending registration, (b) trademark rights, trade names, trade name rights, service marks, logos, brand names, corporate names, business names, trade styles or dress, and copyrights and (c) trade secrets and know-how and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

          "IRS" means the Internal Revenue Service.

          "Lien" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof.

          "Litigation" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

          "Material" means, as applied to any Entity, material to the business, operations, property or assets, liabilities, condition (financial or otherwise) or results of operations of that Entity, as the case may be.

          "Material Adverse Effect" means, with respect to any Entity, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, operations, property or assets, liabilities or condition (financial or otherwise) of that Entity and its Subsidiaries taken as a whole, except for (i) any event, change or effect resulting from general economic, financial or market conditions or
(ii) any event, change or effect resulting from conditions or circumstances generally affecting the engineering and construction industry.

          "Material Contract" has the meaning specified in Section 7.11.

          "Options" means the A Option and the B Option, collectively.

          "Option Notice" has the meaning specified in Section 2.02.

          "Option Shares" means the shares of CB&I Stock subject to the Options.

          "Organization State" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation or (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form.

          "Passive Foreign Investment Company" has the meaning specified in
Section 1297 of the Code.

          "PDM" means Pitt-Des Moines, Inc., a Pennsylvania corporation.

          "PDM Acquisition" means the acquisition of certain assets of PDM by CB&I and CB&I Constructors, Inc. pursuant to an Asset Purchase Agreement dated as of February 7, 2001 between such parties.

          "PDM Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of February 7, 2001 among PDM, CB&I and CB&I Constructors, Inc. relating to the purchase and sale of certain assets of PDM's engineered construction and water divisions.

          "PDM Shareholder Agreement" means that certain Shareholder Agreement dated as of February 7, 2000 among PDM, CB&I and certain CB&I shareholders.

          "Permitted Liens" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not Materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties that do not Materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; and (g) any interest or title of a lessor of assets being leased by any Person pursuant to any capital lease or any lease that, pursuant to GAAP, would be accounted for as an operating lease.

          "Person" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

          "Piggyback Registration" has the meaning specified in Section 4.03.

          "Plan" means any stock purchase, stock option, pension, profit-sharing, bonus, deferred compensation, incentive compensation, commission, severance or termination pay, hospitalization, medical, dental, life or other insurance, or supplemental unemployment benefits plan or agreement or policy or contract or other arrangement providing employment-related compensation or benefits to any officer, consultant, director, annuitant, employee, former employee, retiree or independent contractor or members of their respective families (other than directors' and officers' liability policies), whether or not insured, sponsored or maintained by, or under which any liability, contingent or otherwise, exists with respect to CB&I or its Subsidiaries, including but not limited to "employee benefit plans" as defined in ERISA and the rules and regulations thereunder.

          "Purchase Price" has the meaning specified in Section 2.01.

          "Purchased Shares" means all shares of CB&I Stock purchased by the Purchasers under this Agreement, and any and all shares received with respect thereto (by way of dividend, stock split or otherwise).

          "Purchaser Indemnitees" has the meaning specified in Section 14.01(a).

          "Purchasers" has the meaning specified in the first paragraph of this Agreement.

          "Recapitalization" means any stock split, stock dividend, stock combination, a significant recapitalization, reorganization, or restructuring, or similar event involving CB&I or any Significant Subsidiary (as defined in Regulation S-X of the Commission) of CB&I.

          "Registrable Shares" means the Purchased Shares which the Purchasers and/or their permitted transferees have requested to be registered under the Securities Act pursuant to Sections 4.01 or 4.03.

          "Registration Expenses" has the meaning specified in Section 4.05.

          "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

          "Rights Agreements" has the meaning specified in Section 7.06.

          "SEC Documents" has the meaning specified in Section 7.04.

          "Securities Act" means the Securities Act of 1933, as amended, and the related regulations and published interpretations.

          "Selling Purchasers" means the Purchasers and/or their permitted transferees who have requested registration of Registrable Shares pursuant to Sections 4.01 or 4.03.

          "Shares" has the meaning specified in the first recital.

          "Solid Wastes, Hazardous Wastes or Hazardous Substances" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of CB&I and its Subsidiaries that imparts a broader meaning to any of those terms than does CERCLA or RCRA, including but not limited to (i) petroleum and petroleum products, including crude oil and any fractions thereof, (ii) asbestos, (iii) PCBs, and (iv) natural gas, synthetic gas and any mixtures thereof.

          "Standby Funding Agreement" means that certain Standby Funding Agreement dated as of February 7, 2000 by and among PDM, CB&I and Farinvest, Ltd.

          "Subsequent Closing" has the meaning set forth in Section 10.01.

          "Subsequent Closing Date" has the meaning set forth in Section 10.01.

          "Subsidiary" of any specified Person at any time means any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

          "Tax" or "Taxes" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatsoever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

          "Tax Return" means any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Taxing Authority, or otherwise retained, with respect to Taxes.

          "Taxing Authority" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

          "Transaction Document" means this Agreement and the other documents, instruments and certificates executed pursuant to or in connection with this Agreement, including those specified or referred to in Article IX to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

          "Transfer" means, with respect to all or any part of the Purchased Shares, to directly or indirectly (whether or not through an underwriter) offer, sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, grant any option with respect to, hypothecate or otherwise dispose of such Purchased Shares, or enter into any agreement, arrangement or understanding with respect to the foregoing.

          "WEDGE Shareholder Agreement" means that certain Shareholder Agreement dated as of December 28, 2000, as amended by an amendment thereto dated February 7, 2001, among WEDGE Group Incorporated, CB&I and certain CB&I shareholders.

          "Worker Safety Laws" shall mean all applicable Governmental Requirements relating to public and worker health and safety.

     Section 1.02 Other Defined Terms. Words and terms used in this Agreement that are defined elsewhere in this Agreement are used as so defined.

     Section 1.03 Cross References, Interpretation. References to "Articles" refer to Articles of this Agreement. References to "Sections" refer to Sections and subsections of this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the word "including" is used in this Agreement, it shall be read to mean "including but not limited to." The headings in this Agreement are inserted for convenience only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     Section 1.04 CB&I's Knowledge. Where any statement is qualified by the expression "to the knowledge of CB&I" or by a similar expression, that statement shall be deemed to be the actual personal knowledge, after due inquiry of the relevant senior operating employees of CB&I and the applicable CB&I Subsidiary, of Gerald M. GLENN, Richard E. Goodrich, Robert B. Jordan, Timothy J. Wiggins and Robert H. Wolfe.

                                   ARTICLE II
                                PURCHASE AND SALE

     Section 2.01 Purchase and Sale of the Shares. At the Closing, upon the terms and subject to the satisfaction of the conditions contained in this Agreement, CB&I shall sell, convey, assign, transfer and deliver to the Purchasers (pro-rata as set forth on Schedule I), and the Purchasers (pro-rata as set forth on Schedule I), shall purchase and acquire from CB&I, the Shares at a purchase price of $17.75 per share, for a total purchase price for all Purchasers of U.S. $14,330,569.00 (the "Purchase Price").

     Section 2.02 Options. CB&I shall promptly notify the Purchasers if CB&I exercises its call right pursuant to Article IV of the PDM Shareholder Agreement for the Put Shares (as defined therein) or if CB&I fails to exercise such call right for the Put Shares by June 30, 2001. If PDM exercises its put right pursuant to Section 5.01(a) of the PDM Shareholder Agreement, CB&I shall promptly notify the Purchasers thereof. In addition, CB&I shall promptly thereafter (but in any event no later than July 26, 2001) notify the Purchasers (the "A Option Notice") whether or not CB&I has elected (or will elect) to make the Cash Reimbursement Payment provided for in Section 2.02 of the Standby Funding Agreement. If CB&I has elected (or will elect) not to make the Cash Reimbursement Payment, then the Purchasers will have an option (the "A Option") from the date of such A Option Notice until July 31, 2001, at the Purchasers' sole and absolute discretion, to purchase up to 250,000 registered shares of CB&I Stock from CB&I at a price of $12.86 per share payable to CB&I in immediately available funds (such number of shares and exercise price to be adjusted, as appropriate, upon a stock split, stock combination or recapitalization (other than a change in par value) of the CB&I Stock). In the event that CB&I proposes to sell shares of CB&I Stock at a price less than $17.75 per share (the "Deal Price Per Share") for the purpose of funding (directly or indirectly within 45 days before or after such funding, in whole or in part) the repurchase of the Put Shares or for the purpose of funding (directly or indirectly within 45 days before or after such funding, in whole or in part) the Cash Reimbursement Payment, then CB&I shall give the Purchasers prompt written notice of such proposed sale and the terms and conditions thereof (the "B Option Notice") and the Purchasers will have an option (the "B Option"), exercisable within three business days from the date of receipt of the B Option Notice, at the Purchasers' sole and absolute discretion, to purchase up to 200,000 registered shares of CB&I Stock from CB&I at the Deal Price Per Share payable to CB&I in immediately available funds (such number of shares and exercise price to be adjusted, as appropriate, upon a stock split, stock combination or recapitalization (other than a change in par value) of the CB&I Stock). For avoidance of doubt, the Purchasers may elect to purchase none, all or any amount of such 250,000 shares relating to the A Option and such 200,000 shares relating to the B Option. Any such shares purchased may be allocated on a pro-rata basis as set forth on Schedule I (or in any other allocation agreed to by the Purchasers and notified in writing to CB&I). If any Purchaser does not elect to purchase its allocated Option Shares, each of the remaining Purchasers will be entitled to purchase its pro-rata portion of such unpurchased Option Shares (or in any other allocation agreed to by the Purchasers and notified in writing to CB&I).

     Section 2.03 Payment of Purchase Price. At the Closing, in consideration of the sale of the Shares by CB&I to the Purchasers, the Purchasers shall pay to CB&I in immediately available funds, by wire transfer to an account designated in writing by CB&I, their respective pro-rata portions of the Purchase Price as set forth on Schedule I. The parties hereby acknowledge that the Purchasers may subtract from the Purchase Price the expenses to be paid by CB&I as provided in
Section 8.05 upon prior receipt and review by CB&I of reasonable documentation substantiating such expenses.

     Section 2.04 Payment for the Option Shares. At the Subsequent Closing, in consideration of the sale of Option Shares purchased pursuant to the terms and conditions of Section 2.02, the Purchasers shall pay to CB&I in immediately available funds, by wire transfer to an account in writing designated by CB&I, their respective pro-rata portions of either (i) U.S. $12.86 per share multiplied by the number of shares being purchased under the A Option or (ii) the Deal Price Per Share multiplied by the number of shares being purchased under the B Option (in each case, such number of shares and exercise price to be adjusted, as appropriate, upon a stock split, stock combination or recapitalization (other than a change in par value) of the CB&I Stock), as applicable, pursuant to Section 2.02. The parties hereby acknowledge that the Purchasers may subtract from such purchase price for the Option Shares any remaining expenses to be paid by CB&I as provided in Section 8.05 upon prior receipt and review by CB&I of reasonable documentation substantiating such expenses.

                                   ARTICLE III
                              TRANSFER RESTRICTIONS

     Section 3.01 Transfer Restrictions. Purchasers hereby agree (i) for as long as registered shares of CB&I Stock are traded on the New York Stock Exchange, not to convert any Purchased Shares into bearer shares of CB&I Stock or, notwithstanding the provisions of CB&I's Articles of Association, to request any such conversion, (ii) not to sell any of the Purchased Shares until after September 30, 2001, except (a) among Purchasers; (b) to other third parties with CB&I's prior written approval; (c) a Transfer of some or all of the Purchased Shares in any Business Combination or Recapitalization which is recommended to shareholders of CB&I by the Supervisory Board; (d) a Transfer of some or all of the Purchased Shares to an Affiliate or Affiliates of the Purchaser, provided that such Affiliate or Affiliates shall agree to the provisions of this Agreement and the Purchaser will remain liable for the performance by such Affiliate or Affiliates of its or their obligations under this Agreement; (e) a Transfer of some or all of the Purchased Shares in connection with a pledge or hypothecation to a financial institution to secure a bona fide loan; or (f) pursuant to a Piggyback Registration; and (iii) to sell any Purchased Shares subject to compliance with applicable securities laws. For as long as registered shares of CB&I Stock are traded on the New York Stock Exchange, all Purchased Shares held by the Purchasers will be held in registered form evidenced by certificates.

                                   ARTICLE IV
                               REGISTRATION RIGHTS

     Section 4.01 Demand Registration Right. Upon a date which is the later of
(a) September 10, 2001, (b) 30 days after receipt by CB&I of written notice from the Purchasers requesting such registration, or (c) the completion of any review by counsel or counsels for the Purchasers referred to in Section 4.02(a), CB&I will file under the Securities Act a registration statement on Form S-3 relating to the Registrable Shares. Such registration statement, at CB&I's option, will relate to (x) the Registrable Shares and will be maintained by CB&I as continually effective for a period of two years from the date of the most recent purchase by the Purchasers of Purchased Shares from CB&I, or (y) if CB&I, in its sole discretion, elects to grant the Purchasers and their permitted transferees the right to exchange the Registrable Shares for new shares of CB&I Stock registered under the Securities Act and such transaction is permitted by applicable law, such number of new shares of CB&I Stock registered under the Securities Act equal to and exchangeable for all the Registrable Shares. CB&I shall exchange the Registrable Shares for such new shares of CB&I Stock registered under the Securities Act and listed on the New York Stock Exchange on or promptly after the date on which such new shares are so registered and listed.

     Section 4.02 Registration Procedures. If the Purchasers and their permitted transferees have requested that the Registrable Shares be registered pursuant to this Agreement, CB&I will use its reasonable best efforts to effect the registration and, pursuant thereto, CB&I will as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement with respect to the Registrable Shares and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing the registration statement or prospectus, or any amendments or supplements thereto, CB&I will furnish copies of all such documents proposed to be filed to the counsel or counsels for the Purchasers of the Registrable Shares covered by the registration statement);

     (b) prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective until the earlier of such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition set forth in the registration statement or for a period of two years from the date of the most recent purchase of Purchased Shares by the Purchasers from CB&I, and comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by the registration statement during such period in accordance with the intended methods of disposition by the Selling Purchaser or Selling Purchasers thereof set forth in the registration statement;

     (c) furnish to each Selling Purchaser such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including the preliminary prospectus) and such other documents as such Selling Purchaser may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Selling Purchaser;

     (d) use its reasonable best efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Selling Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Purchaser to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Selling Purchaser (provided that CB&I will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction);

     (e) notify each Selling Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Selling Purchaser, CB&I will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the subsequent purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) cause all the Registrable Shares to be listed on the New York Stock Exchange, Inc.;

     (g) provide a transfer agent and registrar for all the Registrable Shares not later than the effective date of the registration statement;

     (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other customary actions as the Selling Purchasers of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Shares;

     (i) make available for inspection by any Selling Purchaser, any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant or other agent retained by any such Selling Purchaser or underwriter, all pertinent financial and other records, corporate documents and properties of CB&I, and cause CB&I's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Purchaser, underwriter, attorney, accountant or agent in connection with the registration statement; provided, however, that any records, information or documents that are furnished by CB&I and that are non-public shall be used only in connection with the registration and shall be kept strictly confidential by any Selling Purchaser except to the extent disclosure of such records, information or documents is required by written order of a court or other Governmental Authority having jurisdiction;

     (j) advise each Selling Purchaser, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

     (k) furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters, covering such matters as such counsel and underwriters may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of CB&I addressed to the underwriters, covering such matters as such accountants and underwriters may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of CB&I included in the registration statement, the prospectus, or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act.


     Section 4.03 Piggyback Registration.

     (a) If, at any time prior to August 15, 2001, CB&I proposes to register any CB&I Stock under the Securities Act (other than pursuant to Section 4.01 hereunder) and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration") (except Forms S-8 or S-4), CB&I will give written notice, at least thirty (30) days prior to the proposed filing of such registration statement, to all holders of the Purchased Shares of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Registrable Shares (in accordance with the priorities set forth in Sections 4.03(b) and 4.03(c) below) with respect to which CB&I has received written requests for inclusion within fifteen (15) days after the delivery of CB&I's notice, specifying the number of Registrable Shares intended to be registered.

     (b) If a Piggyback Registration is an underwritten primary registration on behalf of CB&I, and the managing underwriters advise CB&I in writing that in their opinion the number of shares of CB&I Stock requested to be included in the registration creates a substantial risk that the price per share will be reduced, CB&I will include in such registration first, the shares of CB&I Stock that CB&I proposes to sell, second, the shares of CB&I Stock requested to be included in such registration by holders under the First Reserve Shareholder Agreement and the WEDGE Shareholder Agreement, pro rata among all such holders on the basis of the number of shares which are owned by such holders, and third, the Registrable Shares requested to be included in such registration under this Agreement and other shares of CB&I Stock requested to be included in such registration to be allocated pro rata among the holders thereof.

         Section 4.04 Right to Terminate Registration. CB&I shall have the right to terminate or withdraw any Piggyback Registration initiated by it under
Section 4.03 prior to the effectiveness of such registration.

         Section 4.05 Expenses of Registration. All expenses incident to CB&I's performance of or compliance with this Article IV, including, but not limited to, all registration and filing fees, fees and expenses of compliance with federal or state securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for CB&I and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by CB&I (all such expenses being herein called "Registration Expenses"), will be borne by CB&I, provided that CB&I shall not be required to pay sales commissions, discounts or transfer taxes. In addition, CB&I will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by CB&I and the expenses and fees for listing the Registrable Shares to be registered.

                                   ARTICLE V
                                 INDEMNIFICATION

         Section 5.01 Indemnification; Contribution.

         (a) By CB&I. To the extent permitted by law, (i) CB&I will indemnify each Selling Purchaser, each of its officers and directors, partners, members and each person controlling such Selling Purchaser within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as the same are caused by or contained in any information furnished in writing to CB&I by such Selling Purchaser expressly for use therein or by such Selling Purchaser's failure to deliver a copy of the prospectus or any amendments or supplements thereto after CB&I has furnished the Selling Purchaser with a sufficient number of copies of the same), or any violation by CB&I of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to CB&I in connection with any such registration, qualification or compliance, and (ii) CB&I will reimburse the Selling Purchaser, each of its officers, directors, partners, members, legal counsel, and each person controlling each Selling Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided, in the case of (i) and (ii), any indemnification by CB&I shall be proportionate to reflect the relative fault of CB&I on the one hand, and such Selling Purchaser on the other, with respect to the statements or omissions which resulted in such expenses, claims, losses, damages, liabilities or action in respect thereof, as well as any other equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by CB&I or such Selling Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to stock ownership in CB&I.

         (b) By Selling Purchaser. To the extent permitted by law, each Selling Purchaser (i) will indemnify CB&I, each of its officers, directors, partners and each underwriter, if any, of Registrable Shares covered by such registration statement, each person who controls CB&I or such underwriter within the meaning of Section 15 of the Securities Act and each other Selling Purchaser, each of its officers, directors, partners, members and each person controlling such Selling Purchaser within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse CB&I, each other Selling Purchaser, such officers, directors, partners, underwriters or legal counsel for any legal or any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability or action, but, in the case of (i) and (ii), only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CB&I by such Selling Purchaser for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus. Notwithstanding the foregoing, the liability of any Selling Purchaser under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by such Selling Purchaser, unless such liability arises out of or is based on willful misconduct by such Selling Purchaser.

         (c) Procedure for Indemnification. Each party indemnified under subsection (a) or (b) of this Section 5.01 (the "Indemnified Party") shall, promptly after receipt of actual notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof, provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in subsection (a) or (b) of this Section 5.01, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 5.01 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm for all such Indemnified Parties, unless conflicting interests of the Indemnified Parties make the retention of one firm on behalf of all of them unreasonable. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) Contribution. If the indemnification provided for in this Section
5.01 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand, or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in CB&I. In no event, however, shall any Selling Purchaser be required to contribute in excess of the amount of the net proceeds received by such Selling Purchaser in connection with the sale of its Registrable Shares in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this subsection (d) shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, settling or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 5.02 Information. Each Selling Purchaser shall promptly furnish to CB&I such information regarding such Selling Purchaser as shall be necessary to enable CB&I to comply with the provisions hereof in connection with the registration referred to in Article IV.

         Section 5.03 Rule 144 Reporting. At the request of any of the Purchasers, when such Purchasers propose to sell securities in compliance with Rule 144 of the Commission, CB&I will (i) forthwith furnish to the Purchasers a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information as will enable the Purchasers to make sales of CB&I Stock pursuant to Rule 144.

         Section 5.04 Removal of Restrictive Legends. CB&I shall remove any restrictive legends on the Purchased Shares, consistent with applicable securities laws and this Agreement (and upon delivery of any requested legal opinion confirming that the legend may be lawfully removed), on the earlier to occur of (i) a sale under Rule 144 or (ii) the registration and sale of Registrable Shares pursuant to Article IV.

                                   ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         As an inducement to CB&I to enter into this Agreement and to consummate the transactions contemplated hereby, each Purchaser as to itself only represents and warrants to CB&I as follows:

         Section 6.01 Power and Authority. The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all required partnership or corporate and other actions. The Purchaser has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to the rights of creditors generally from time to time in effect and to general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law.

         Section 6.02 Investment Representations. (a) The Purchaser understands that the offer, sale and transfer of the shares of CB&I Stock to be issued to the Purchaser hereunder (i) has not been registered with the Commission or pursuant to any state securities laws in reliance on the exemption afforded by
Section 4(2) of the Securities Act and comparable exemptions from applicable state laws, and (ii) that such shares will be restricted securities under the Securities Act and various states' securities laws, and that these laws impose limitations on the Persons to whom sales of shares may be made. The certificates evidencing the Shares (and any Option Shares) to be delivered to the Purchasers will bear a legend substantially as follows:

     "THE ISSUANCE OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE

     STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM
     REGISTRATION, AND CHICAGO BRIDGE & IRON COMPANY N.V. (THE
     "COMPANY") SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF MARCH 13, 2001 BETWEEN AND AMONG THE COMPANY, D.C. CAPITAL PARTNERS, L.P., TINICUM CAPITAL PARTNERS, L.P., TINICUM CAPITAL PARTNERS PARALLEL FUND, L.P., TINICUM CAPITAL PARTNERS EXECUTIVE FUND I, L.L.C., MR. FREDERICK KLINGENSTEIN, AND MR. JOHN KLINGENSTEIN (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED, THE "STOCK PURCHASE AGREEMENT"). NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE STOCK PURCHASE AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF THE STOCK PURCHASE AGREEMENT. A COPY OF THE STOCK PURCHASE AGREEMENT IS ON FILE AT THE ADMINISTRATIVE OFFICES OF THE COMPANY IN PLAINFIELD, ILLINOIS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

         (b) The Purchaser represents that it (i) is an Accredited Investor,
(ii) has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the CB&I Stock, and (iii) is able to bear the economic risk of its investment in the CB&I Stock. The Purchaser is acquiring the CB&I Stock for its own account for investment and (subject to the disposition of its property being at all times within its control) not with a present view to, or for sale or other disposition in connection with, any distribution of all or any part of such CB&I Stock. The Purchaser acknowledges that (x) neither CB&I nor any Person representing CB&I has made any representation to the Purchasers with respect to CB&I or the CB&I Stock other than as contained in this Agreement and (y) the Purchasers have had access to such financial and other information concerning CB&I and the CB&I Stock as each Purchaser has deemed necessary in connection with its investment decision to purchase the CB&I Stock, including an opportunity to ask questions of and request information from CB&I.

         (c) The Purchaser represents and warrants that neither First Reserve Fund VIII, L.P.

("First Reserve"), WEDGE Group Incorporated ("WEDGE"), nor PDM, nor any Affiliate of First Reserve, WEDGE or PDM known to the Purchaser, is an Affiliate or Associate of the Purchaser, and neither the Purchaser, nor any of the Purchaser's Affiliates or Associates, has any arrangement, contract, undertaking or relationship with First Reserve, WEDGE, PDM, or any of their respective Affiliates known to the Purchaser, with respect to voting power or investment power with respect to any shares of CB&I Stock.

         (d) Notwithstanding anything to the contrary in this Section 6.02, the Purchasers are not waiving any of their rights or remedies under this Agreement or any representations, warranties or obligations of CB&I under this Agreement.

         Section 6.03 Brokers. No broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of any of the Purchasers or any of their Subsidiaries or Affiliates.

         Section 6.04 Limitations on Representations and Warranties. Except to the extent expressly set forth in this Article VI, included on any Schedule hereto or included in any writing delivered by a Purchaser concurrently herewith or subsequent hereto expressly pursuant to this Agreement, the Purchasers make no other representations or warranties, and disclaim all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to CB&I or any of its Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection or advice that may have been provided to CB&I by any officer, director, employee, agent, consultant or representative of any Purchaser or any Affiliate thereof).

                                  ARTICLE VII
                     REPRESENTATIONS AND WARRANTIES OF CB&I

As an inducement for the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, CB&I represents and warrants to each of the Purchasers as follows:

         Section 7.01 Organization; Power.

         (a) CB&I is an N.V. company duly organized and validly existing under the laws of the Netherlands. CB&I has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Closing Date and to carry on its business as now conducted and as proposed to be conducted following the Closing Date.

         (b) A true and complete list of each Material CB&I subsidiary, together with its Organization State and the percentage of its outstanding Capital Stock owned by CB&I and any other CB&I Subsidiary, is set forth in Schedule 7.01. Except as disclosed in Schedule 7.01, CB&I does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Entity which is Material to CB&I. Except as set forth in the SEC Documents or Schedule 7.01, neither CB&I nor any of its Subsidiaries is subject to any obligation to make any Material investment in any other Person.

         Section 7.02 Authorization; Enforceability; Absence of Conflicts; Required Consents.

         (a) CB&I has full corporate authority to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CB&I, and this Agreement has been duly executed and delivered by CB&I. This Agreement constitutes the legal, valid and binding obligation of CB&I, enforceable against it in accordance with its terms, except that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         (b) The execution, delivery and performance in accordance with their respective terms by CB&I of this Agreement and the other Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) its Charter Documents, (B) any Governmental Requirement, order, writ, injunction or decree applicable to it, or (C) any note, bond, mortgage, indenture or material agreement or obligation to which it is a party or by which it is bound, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of CB&I, or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require CB&I to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of CB&I (or upon any revenues, income or profits of CB&I therefrom), or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by CB&I at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under any applicable Environmental Law.

         (c) Except as may be required by applicable securities laws, no Governmental Approvals or consents of any third party are required to be obtained, and no reports or notices to or filings with any Governmental Authority or third party are required to be made, by CB&I for the execution, delivery or performance by CB&I of this Agreement or the other Transaction Documents to which it is a party, or the enforcement against CB&I of its obligations hereunder or thereunder, and the transactions contemplated hereby or thereby.

         Section 7.03 Charter Documents. No breach or violation of any Charter Document of CB&I has occurred and is continuing that could reasonably be expected to have a Material Adverse Effect.

         Section 7.04 SEC Documents. CB&I has made available to the Purchasers a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by CB&I with the Commission since January 1, 1998 and prior to the date of this Agreement (the "SEC Documents") which are all the documents (other than preliminary material) that CB&I has been required to file with the Commission since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make sure that the statements contained therein were not misleading. The financial statements of CB&I contained in the SEC Documents complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Commission) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be Material) the consolidated financial position of CB&I and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of CB&I and its consolidated Subsidiaries for the periods presented therein, respectively.

         Section 7.05 Capitalization. The capitalization of CB&I is set forth on
Schedule 7.05. As of the Closing Date and any Subsequent Closing Date, all of the Shares and Option Shares will be duly authorized for issuance and will be validly issued, fully paid and nonassessable. Except as set forth in Schedule 7.05, there are no outstanding subscriptions, options, warrants, calls or rights of any kind to acquire any shares of any class of capital stock or any securities convertible into any shares of any class of capital stock of CB&I, nor are there any obligations to issue any such options, warrants, calls, rights or securities. There are no restrictions of any kind on the transfer by CB&I to the Purchasers of the Purchased Shares, except as may be imposed by applicable securities laws.

         Section 7.06 Absence of Applicable Rights Agreements. Except as set forth on Schedule 7.06, there are no rights agreements or other agreements by or between CB&I and any of its shareholders that could ultimately result in the grant of additional shares of CB&I Stock, additional rights to purchase any such CB&I Stock, any new class or type of security of CB&I or other rights or benefits to CB&I's shareholders as of the date hereof ("Rights Agreements") that would be triggered by the execution and delivery of this Agreement, the issuance to the Purchasers of the Purchased Shares or any other transaction contemplated hereby. Further, no such grant of additional shares of CB&I Stock, additional rights to purchase any such CB&I Stock, any new class or type of security of CB&I or other rights or benefits to CB&I's shareholders as of the date hereof will result by operation of (i) the law of CB&I's Organization State, (ii) any provision of its Charter Documents or (iii) or any combination thereof.

         Section 7.07 Litigation. Except as set forth in the SEC Documents or on
Schedule 7.07, no Litigation is pending or, to the knowledge of CB&I, threatened to which CB&I or any of its Subsidiaries is or may become a party that (a) questions or involves the validity or enforceability of any obligation of CB&I under any Transaction Documents, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by CB&I of the transactions contemplated by this Agreement to be consummated by CB&I or (ii) Damages from CB&I in connection with any such consummation, or (c) which would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Governmental Authority has provided notification to CB&I or any of its Subsidiaries of an intention to conduct any audit, investigation or other review with respect to CB&I or any of its Subsidiaries, which audit, investigation or review would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on CB&I.

         Section 7.08 Compliance with Worker Safety and Environmental Laws. Except as disclosed in the SEC Documents or listed on Schedule 7.08 (and except for the assets purchased by CB&I pursuant to the PDM Asset Purchase Agreement, as to which only the last sentence of this Section 7.08 applies): (a) CB&I and its Subsidiaries have complied and remain in compliance in all material respects with all applicable Environmental Laws and all applicable Worker Safety Laws, except for any such noncompliance which would have no Material Adverse Effect;
(b) no release of Solid Wastes, Hazardous Wastes or Hazardous Substances at, from, in or on any site owned or operated by CB&I or its Subsidiaries as of the Closing Date has occurred that, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avid deed record notices, restrictions, liabilities or other consequences that would not be applicable if that release had not occurred; (c) neither CB&I, its Subsidiaries nor any agent or contractor of CB&I or its Subsidiaries has transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, hazardous Wastes or Hazardous Substances at, any offsite location that could lead to any claim against CB&I or its Subsidiaries, as a potentially responsible party, for any cleanup costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; (d) no storage tanks exist on or under any of the properties owned or operated by CB&I or its Subsidiaries of the Closing Date from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have, to the knowledge of CB&I Been released into the surrounding environment; and (e) no Solid Wastes, Hazardous Wastes or Hazardous Substances have been used, stored, manufactured or processed on the property owned, used, leased or operated by CB&I or any of its current or former Subsidiaries at any time, except as necessary to the conduct of its business in compliance with Environmental Laws and Worker Safety Laws and except where any noncompliance would not have a Material Adverse Effect. With respect to the assets purchased pursuant to the PDM Asset Purchase Agreement, to CB&I's knowledge, there are no facts that would make the representations and warranties contained in Section 5.1.15 of the PDM Asset Purchase Agreement relating to environmental matters untrue.

         Section 7.09 Liabilities and Obligations. There are no Material liabilities of any kind, character and description and whether accrued, absolute, or fixed, of CB&I that (a) reasonably could be expected to have a Material Adverse Effect on CB&I other than as disclosed in the SEC Documents, and (b) (i) had been incurred prior to the most recent SEC Document but are not reflected on that SEC Document or (ii) were incurred after the most recent SEC Document otherwise than in the ordinary course of business and consistent with past practice.

         Section 7.10 Intellectual Property. To the knowledge of CB&I, except as set forth in Schedule 7.10, CB&I or its Subsidiaries owns, free and clear of all Liens other than Permitted Liens, or has the legal right to use, all Intellectual Property that is necessary to the conduct of its business as now conducted, in each case free of any claims or infringements. Schedule 7.10 (a) lists the Material Intellectual Property of CB&I and its Subsidiaries and (b) indicates that owned by CB&I or its Subsidiaries and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as set forth in Schedule 7.10, to the knowledge of CB&I, (a) no consent of any Person will be required for the use of any of this Material Intellectual Property by CB&I or any Subsidiary of CB&I following the Closing Date and (b) no governmental registration of any of this Material Intellectual Property has lapsed or expired or been canceled, abandoned, opposed or has been the subject of any reexamination request.

         Section 7.11 Material Contracts. Schedule 7.11 sets forth a complete list of all Material Contracts (as defined below) not listed on the Exhibit Index to CB&I's Form 10-K Annual Report for the fiscal year ended December 31, 1999, previously made available to the

Purchasers. Each such Material Contract is in full force and effect and is enforceable against the parties thereto other than CB&I and its Subsidiaries in accordance with its terms, and no condition or state of facts exists that, with notice or the passage of time or both, would constitute a material default by CB&I or its applicable Subsidiary or, to the knowledge of CB&I, any third party under any such Material Contract. CB&I or its applicable Subsidiary has duly complied in all material respects with the provisions of each such Material Contract to which it is a party. For the purpose of this Agreement, a Material Contract with respect to CB&I or its Subsidiaries shall mean:

              (i) those material agreements required to be filed by CB&I pursuant to applicable Commission rules and regulations;

              (ii) any instrument, agreement or other obligation evidencing or relating to Indebtedness of CB&I or any of its Subsidiaries or to money lent or to be lent to another Person involving more than $500,000; and

              (iii) any agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $500,000 individually the costs for which are not passed through to the customers of CB&I or its Subsidiaries in the ordinary course of business, and all earnout agreements.

         Section 7.12 Insurance. Schedule 7.12 sets forth a list of all insurance policies currently in force carried by CB&I or its Subsidiaries which relate to their business. CB&I has previously made available to the Purchasers
(a) a complete list of all insurance loss runs and worker's compensation claims relating to CB&I's business and received for the most recently ended two (2) policy years, and (b) true, complete and correct copies of all insurance policies, binders or similar documentation carried by CB&I that relate to CB&I's business and are in effect, all of which (i) have been issued by insurers of recognized responsibility and (ii) currently are, and will remain without interruption to the Closing Date, in full force and effect.

         Section 7.13 Employee Matters.

         (a) Employment Agreements. Schedule 7.13(a) contains a list of all of the following, whether written or unwritten: (i) Employment Agreements and (ii) plans, programs, agreements and other arrangements with or relating to employees containing change of control or similar provisions not otherwise listed in the SEC Documents remaining executory in whole or in part on the date hereof, and CB&I has provided the Purchasers with true, complete and correct copies of all those Employment Agreements and such plans, programs, agreements and other arrangements. CB&I is not party to any oral Employment Agreement.

         (b) Employee Benefit Plans. For purposes of this Section 7.13 and
Section 7.14, all references to "CB&I" shall be deemed to refer to CB&I and its Subsidiaries and any trade or business, whether or not incorporated, that together with CB&I and its Subsidiaries would be deemed or treated as a "single employer" within the meaning of ERISA Section 4001 or Code Section 414.

              (i) Each Plan is listed on Schedule 7.13(b). Except as discussed on Schedule 7.13(b), no Plan is or has been (w) covered by Title IV of ERISA,
(x) subject to the minimum funding requirements of Section 412 of the Code, (y) a "multi-employer plan" as defined in Section 3(37) of ERISA or (z) a voluntary employees' beneficiary association within the meaning of Code Section 501(c)(9).

              (ii) Except as described on Schedule 7.13(b), (x) CB&I has no obligation to make any payments that would be "excess parachute payments" under
Section 280G of the Code; and (y) no Plan provides for the continuation of medical or health benefits or death benefits after an employee's termination of employment (including retirement) other than (A) coverage mandated by applicable law, (B) deferred compensation benefits reflected as liabilities on the books of CB&I or (C) benefits the full cost of which is borne by the current or former employee or his beneficiary.

         Section 7.14 Compliance With ERISA, Labor Laws.

         (a) Each Plan complies in form and operation in all material respects with its governing documents and ERISA, the Code and all other applicable Governmental Requirements except where such noncompliance would not have a Material Adverse Effect. CB&I has no commitment or obligation to establish or adopt any new or additional Plans or to Materially increase the benefits under any existing Plan.

         (b) To the knowledge of CB&I, with respect to the Plans, no event has occurred and there exists no condition or set of circumstances in connection with which CB&I could be subject to any liability (except for contributions and Plan expenses) under the terms of such Plans, ERISA, the Code or any other applicable law except where such failure would not have a Material Adverse Effect. All Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, and nothing has occurred to the knowledge of CB&I since the date of determination which could cause any such Plan to be disqualified.

         (c) Except as set forth on Schedule 7.14, neither CB&I nor any of its Subsidiaries is a party to any Material collective bargaining agreement or labor contract. Except as set forth on Schedule 7.14, to the knowledge of CB&I, neither CB&I nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for CB&I or any of its Subsidiaries. Except as set forth on
Schedule 7.14, there is no grievance or unfair labor practice charge against CB&I or any of its Subsidiaries before the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to any such Persons. There is no labor strike, dispute (to the knowledge of CB&I), slowdown, work stoppage, and, to the knowledge of CB&I, there is not threatened nor has there been threatened, any organizing effort or activity by any employees or labor unions at or relating to CB&I or any of its Subsidiaries, any petition for certification of a collective bargaining representative regarding employees of CB&I or any of its Subsidiaries, pending or, to the knowledge of CB&I, threatened against or affecting CB&I or any of its Subsidiaries which would have a Material Adverse Effect.

         Section 7.15 Absence of Changes. Since the most recent Definitive Proxy Statement dated November 24, 2000 (except as otherwise noted in any subsequent SEC Document), none of the following has occurred with respect to CB&I's business:

         (a) any increase in, or any commitment or promise to increase, other than ordinary and customary bonuses and salary increases for employees at the times and in the amounts consistent with its past practice, (i) the rates of cash compensation or (ii) except as would not have a Material Adverse Effect on CB&I or as required by applicable laws, any increase in the amounts or other benefits paid or payable under any Plans;

         (b) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on CB&I following the Closing Date;

         (c) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, assets of CB&I or any of its Subsidiaries of any kind that singly is, or in the aggregate are, Material to CB&I's business, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices;

         (d) any cancellation, or agreement to cancel, any Material Indebtedness, obligation or other liability owing to CB&I or its Subsidiaries, including any Material Indebtedness, obligation or other liability of any Affiliate, provided that CB&I and its Subsidiaries may negotiate and adjust bills and invoices in the course of good-faith disputes with customers in a manner consistent with past practice;

         (e) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the Material assets of CB&I or its Subsidiaries or requiring the consent of any Person to the transfer and assignment of any of such asset;

         (f) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of operating CB&I's business consistent with its past practices;

         (g) any waiver of any of the rights or claims of CB&I or its Subsidiaries that singly is, or in the aggregate are, Material to CB&I's business;

         (h) any transaction by CB&I or its Subsidiaries outside the ordinary course of operating CB&I's business or not consistent with the past practices of its business;

         (i) any incurrence by CB&I or its Subsidiaries of any of the following: any Material Indebtedness or any Material Guaranty not constituting Indebtedness, or any commitment to incur any such Indebtedness or any such Guaranty (except for CB&I Guaranties of the performance of its Subsidiaries and Affiliates in the ordinary course of business); or

         (j) any cancellation or termination of a material agreement relating to CB&I's business.

         Section 7.16 Broker's Fees. CB&I has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         Section 7.17 Inside Information. CB&I has complied with Section 46a of the Dutch 1995 Securities Act (Wet toezicht effectenverkeer 1995) continuously. At the time of its entry into this Agreement and at its issuance of the Shares, CB&I did not possess, and has not provided to the Purchasers, any insider knowledge (voorwetenschap) in respect of it or the trade in its securities within the meaning of Section 46 of the Dutch 1995 Securities Act (Wet toezicht effectenverkeer 1995).

         Section 7.18 Change of Control. The consummation of the transactions contemplated by this Agreement will not trigger any change-of-control provisions in any Plan or Material Contract.

         Section 7.19 Passive Foreign Investment Company. CB&I is not a Passive Foreign Investment Company or a Foreign Personal Holding Company.

         Section 7.20 Limitations on Representations and Warranties. Except to the extent expressly set forth in this Article VII, included on any Schedule hereto or included in any writing delivered by CB&I concurrently herewith or subsequent hereto expressly pursuant to this Agreement, CB&I makes no other representations or warranties, and disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated

(orally or in writing) to the Purchasers or any of their Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection or advice that may have been provided to the Purchasers by any officer, director, employee, agent, consultant or representative of CB&I or any Affiliate thereof).

                                  ARTICLE VIII
                     COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 8.01 Mutual Cooperation. CB&I and the Purchasers will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 13.01.

         (a) The parties hereby acknowledge that any in-house counsel of the Purchasers, on the one hand, and of CB&I and any CB&I Subsidiary, on the other hand, who are employees and who participated in the preparation, negotiation or consummation of this Agreement or the transactions contemplated hereby were providing legal representation for the Purchasers or CB&I, as the case may be, and that, notwithstanding any other provision of this Agreement, none of the Purchasers or its affiliates, CB&I, any CB&I Subsidiary, nor such counsel shall be required to disclose under any circumstance any information or documents covered by the attorney-client privilege or the work-product doctrine as such information or documents were developed in the course of such representation. All such information and documents shall remain the sole and exclusive property of the Purchasers or CB&I, as the case may be. Any claims made against such in-house counsel arising out of the opinions given pursuant to this Agreement shall be treated as a claim against the party who employed such in-house counsel.

         (b) CB&I will use its best efforts to secure, as soon as practicable after the date hereof, all approvals and consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

         (c) If this Agreement is terminated pursuant to Article XIV, CB&I and the Purchasers will promptly return all Confidential Information of the other party it then possesses to such other party.

         Section 8.02 Conduct of Business Pending the Closing. From the date hereof and until the Closing (or termination of this Agreement), CB&I will:

         (a) carry on its business in substantially the same manner as it has heretofore and not introduce any Material new method of management, operation or accounting;

         (b) perform all its obligations under agreements relating to or affecting its business consistent with past practices;

         (c) keep in full force and effect without interruption all its present insurance policies relating to its business and the assets of CB&I or other comparable insurance coverage;

         (d) use reasonable commercial efforts to (i) maintain and preserve its business organizations operating its respective businesses intact, (ii) retain present key employees who are involved in the operation of its business and
(iii) maintain relationships with suppliers, customers and others having business relations with its business; and

         (e) comply with all applicable Governmental Requirements relating to its business.

         Section 8.03 Prohibited Activities. From the date hereof and until the Closing (or termination of this Agreement), without the prior written consent of the other parties to this Agreement or unless as required or expressly permitted by this Agreement, CB&I will not:

         (a) create, assume or permit to be created or imposed any Liens (other than Permitted Liens) upon any of the assets of CB&I, whether now owned or hereafter acquired;

         (b) agree to sell, assign, lease or otherwise transfer or dispose of substantially all of the assets of CB&I or agree to merge, consolidate or effect a share exchange with, any other Entity;

         (c) commit a Material breach of any Material Contract of CB&I or its Subsidiaries or of any Governmental Approvals Material to its business;

         (d) enter into any other transactions which would have a Material Adverse Effect on its business that is not in the ordinary course of its business and consistent with its past practice or is prohibited hereby; or

         (e) (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Proposal, or (ii) participate in any discussions regarding an Alternative Proposal.

         Section 8.04 Notification of Certain Matters. Each Purchaser shall give prompt notice to CB&I of (a) the existence or occurrence of each condition or state of facts that will or reasonably could be expected to cause any representation or warranty of such Purchaser contained herein to be untrue or incorrect in any Material respect at or prior to the Closing Date and (b) any material failure of such Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. CB&I shall give prompt notice to the Purchasers of (a) the existence or occurrence of each condition or state of facts that will or reasonably could be expected to cause any representation or warranty of CB&I contained herein to be untrue or inaccurate at or prior to the Closing Date, and (b) any material failure of CB&I to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 8.04 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party; (b) modify the conditions set forth or referred to in Article IX; or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

         Section 8.05 Fees and Expenses. CB&I agrees to pay the Purchasers' reasonable legal and out-of-pocket expenses in connection with the due diligence, preparation of agreements and consummation of the transactions contemplated by this Agreement, at the Closing Date and the Subsequent Closing Dates (if any), in an aggregate amount not to exceed $75,000 upon prior receipt and review by CB&I of reasonable documentation substantiating such expenses. In addition, CB&I shall pay the Purchasers reasonable expenses, including legal and other out-of- pocket expenses, but in no event exceeding $75,000 in the aggregate, if (i) at any time before March 25, 2001, the Purchasers reasonably determine not to proceed with the contemplated transaction due to the fact that material information furnished by CB&I to the Purchasers proves to be materially misleading or inaccurate or (ii) this Agreement is terminated under Section 14.01(b) or (c) by CB&I or under Section 14.01(d) by the Purchasers; provided, however, that if such termination results from factors outside of CB&I's reasonable ability to control, CB&I's obligation to pay the Purchasers' reasonable expenses shall not exceed $37,500 in aggregate amount.

         Section 8.06 Publicity. The parties hereto agree to consult with one another prior to the issuance of any press release or public statement relating to or concerning this Agreement or the matters contained herein. Such consultation shall include prior notification of a party's intent to issue a press release accompanied by a copy of the proposed language of such press release or public statement. If CB&I or any of the Purchasers are required to issue a press release by law or a securities exchange, it shall use its best efforts to inform the other party hereto prior to such issuance.

         Section 8.07 Commercially Reasonable Efforts. Each of the Purchasers and CB&I will use commercially reasonable efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement. Notwithstanding the foregoing, CB&I's Board of Supervisory Directors shall not be required to take any action that it has determined in good faith, based on the advice of outside counsel, would constitute a breach of its fiduciary duties to CB&I shareholders or other corporate constituencies under applicable law.

                                   ARTICLE IX
                     CONDITIONS TO CLOSING AND CONSUMMATION

         Section 9.01 The Closing. The closing of the purchase of the Shares contemplated herein shall take place at the offices of Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois, at 10:00 a.m., local time, on a date within ten business days following satisfaction (or waiver) of each of the conditions set forth in Sections 9.03, 9.04, and 9.05, or such other place or time as the parties may mutually agree (the "Closing Date"). On or before the Closing Date, the parties hereto will take all actions necessary to (i) effect the purchase and sale of the Shares; and (ii) satisfy the document delivery requirements contemplated by this Agreement (all those actions collectively being the "Closing").

         Section 9.02 Delivery of Documents.

         (a) At the Closing, CB&I will execute and deliver to the Purchasers the following documents:

              (i) certificates evidencing the Shares bearing the legend set forth in Section 6.02(a);

              (ii) a copy, certified as of the Closing Date, by the Secretary or Assistant Secretary of CB&I, of resolutions duly adopted by the Supervisory Board of Directors of CB&I authorizing the transaction contemplated by this Agreement;

              (iii) unofficial English translation of the Articles of Association of CB&I as currently on file with the Chamber of Commerce, as certified by the Secretary or Assistant Secretary of CB&I;

              (iv) an extract from the trade register regarding CB&I as of a recent date provided by the Chamber of Commerce and Industry in Amsterdam (the "Chamber of Commerce");

              (v) certificate of the Secretary or Assistant Secretary of CB&I certifying as of the Closing Date the incumbency and signatures of the Managing Director of CB&I authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of such Secretary or Assistant Secretary or similar authorized person;

              (vi) the opinion or opinions of CB&I's legal counsel in form and substance satisfactory to the Purchasers; and

              (vii) any non-governmental, third party consents required for the consummation of the transactions contemplated hereby.

         (b) At the Closing, each Purchaser will execute and deliver to CB&I the following:

              (i) its pro rata share (as set forth in Schedule I) of the Purchase Price in immediately available funds by wire transfer to an account designated by CB&I;

              (ii) a certificate of good standing of such Purchaser (excluding individuals) as certified as of a recent date by the Secretary of State of each such Purchaser's Organization State;

              (iii) a copy of the certificate of formation of each of the Purchasers (except individuals), as certified as of a recent date by the Secretary of State of each such Purchaser's Organization State;

              (iv) a certificate of the Managing Director or Managing Member of the general partner of the Purchasers that are not individuals certifying as of the Closing Date as to the incumbency and signatures of the officers of such Purchasers authorized to sign this Agreement (and the basis of such authority), and the other documents to be delivered hereunder; and

              (v) any non-governmental, third-party consents required for the consummation of the transactions contemplated hereby.

         Section 9.03 Conditions to the Obligations of Each Party. The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to receipt of all Governmental Approvals required to be obtained by CB&I in connection with the purchase and sale of the Purchased Shares.

         Section 9.04 Conditions to the Obligations of the Purchasers. The obligations of the Purchasers with respect to actions to be taken by them at or before the Closing Date and the actions to be taken on the Closing Date are subject to the satisfaction, or the waiver by the Purchasers pursuant to Section 13.03, on or before the Closing Date of the following:

         (a) all of the representations and warranties of CB&I set forth in
Article VII shall be true and correct as of the Closing Date as though made at that date other than such changes and exceptions that (i) are contemplated by this Agreement or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (b) CB&I shall have delivered the documents described in Sections 9.02(a); and

         (c) all third-party, non-governmental consents or approvals necessary for the consummation of the transactions contemplated by this Agreement shall have been received.

         Section 9.05 Conditions to the Obligations of CB&I. The obligation of CB&I to take the actions contemplated to be taken by it at or before the Closing Date are subject to the satisfaction, or the waiver by CB&I pursuant to Section 13.03, on or before the Closing Date of the following:

         (a) all of the representations and warranties of the Purchasers set forth in Article VI shall be true and correct as of the Closing Date as though made at that date other than such changes or exceptions that (i) are contemplated by this Agreement or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (b) the Purchasers shall have delivered the documents described in
Section 9.02(b); and

         (c) all third-party, non-governmental consents or approvals necessary for the consummation of this transaction contemplated by this Agreement shall have been received.

                                   ARTICLE X
                               SUBSEQUENT CLOSINGS

         Section 10.01 Subsequent Closing Dates. The closing of any purchase of the Option Shares pursuant to Section 2.02 shall take place at the offices of Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois, at 10:00 a.m., local time, on a date within 10 business days following satisfaction (or waiver) of each of the conditions set forth in Sections 10.03, 10.04, and 10.05 or such other place or time as the parties may mutually agree (the "Subsequent Closing Date"). On or before the Subsequent Closing Date, the parties hereto will take all actions necessary to (i) effect the purchase and sale of the Option Shares; and (ii) satisfy the document delivery requirements on which the obligations of the parties to effect such purchase and sale are conditioned by the provisions of this Article X (all those actions collectively being a "Subsequent Closing").

         Section 10.02 Delivery of Documents.

         (a) At the Subsequent Closing, CB&I will execute and deliver to the Purchasers the following documents:

              (i) certificates evidencing the Option Shares bearing the legend set forth in Section 6.02(a);

              (ii) a copy, certified as of the Subsequent Closing Date, by the Secretary or Assistant Secretary of CB&I of resolutions duly adopted by the Supervisory Board of Directors of CB&I authorizing the sale of the Option Shares contemplated by this Agreement;

              (iii) an extract from the trade register regarding CB&I as of a recent date provided by the Chamber of Commerce;

              (iv) certificate of the Secretary or Assistant Secretary of CB&I certifying as of the Subsequent Closing Date the incumbency and signatures of the Managing Director of CB&I authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of such Secretary or Assistant Secretary or similar authorized person;

              (v) the opinion or opinions of CB&I's legal counsel in form and substance satisfactory to the Purchasers; and

              (vi) any non-governmental, third party consents required for the consummation of the sale of the Option Shares contemplated hereby.

         (b) At the Subsequent Closing, the Purchase will execute and deliver to CB&I the following:

              (i) the payment for the Option Shares in accordance with Section 2.04;

              (ii) a certificate of good standing for each Purchaser (excluding individuals), as certified as of a recent date by the Secretary of State of each such Purchaser's Organization State;

              (iii) a certificate of the Managing Director or Managing Member of the general partner of such Purchaser (excluding individuals) certifying as of the Closing Date as to the incumbency and signatures of the officers of such Purchasers authorized to sign this Agreement (and the basis of such authority), and the other documents to be delivered hereunder; and

              (iv) any non-governmental, third-party consents required for the sale of the Option Shares contemplated hereby.

         Section 10.03 Conditions to the Obligations of Each Party. The obligation of each party hereto to take the actions contemplated to be taken by that party at each Subsequent Closing is subject to receipt of all Governmental Approvals required to be obtained by the Purchasers or CB&I in connection with the purchase and sale of the Option Shares.

         Section 10.04 Conditions to the Obligations of the Purchasers. The obligations of the Purchasers with respect to actions to be taken by them at or before the Subsequent Closing Date and the actions to be taken on the Subsequent Closing Date are subject to the satisfaction, or the waiver by the Purchasers pursuant to Section 13.03, on or before the Subsequent Closing Date of the following:

         (a) all of the representations and warranties of CB&I set forth in
Article VII shall be true and correct as of the Closing Date as though made at that date other than such changes and exceptions that (i) are contemplated by this Agreement or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (b) CB&I shall have delivered the documents described in Sections 10.02(a); and

         (c) all third-party, non-governmental consents or approvals necessary for the consummation of the sale of the Option Shares contemplated by this Agreement shall have been received.

         Section 10.05 Conditions to the Obligations of CB&I. The obligations of CB&I with respect to actions to be taken by it at or before the Subsequent Closing Date and the actions to be taken on the Subsequent Closing Date are subject to the satisfaction, or the waiver by CB&I pursuant to Section 13.03, on or before the Subsequent Closing Date of the following:

         (a) all of the representations and warranties of the Purchasers set forth in Article VI shall be true and correct as of the Subsequent Closing Date as though made at that date other than such changes or exceptions that (i) are contemplated by this Agreement or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (b) the Purchasers shall have delivered the documents described in
Section 10.02(b); and

         (c) all third-party, non-governmental consents or approvals necessary for the consummation of the purchase of the Option Shares contemplated by this Agreement shall have been received.

                                   ARTICLE XI
                         COVENANTS FOLLOWING THE CLOSING

         Section 11.01 Post-Closing Assistance. From and after the Closing Date, upon the reasonable request of CB&I or the Purchasers, as the case may be, the parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement, including without limitation, the obligations, if any, regarding the purchase of the Option Shares pursuant to Section 2.02.

                                  ARTICLE XII
             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITIES

         Section 12.01 Survival of Representations and Warranties.

         (a) Except as set forth below in Sections 12.01(b) and (c), each of the representations and warranties contained in Articles VI and VII will terminate and expire 12 months after the Closing Date unless written notice of a specific alleged breach of a representation and warranty (including a description thereof) has been sent by CB&I to the Purchaser or by a Purchaser to CB&I, as applicable, in which case such representation and warranty as to which a breach is alleged shall survive thereafter.

         (b) The representations and warranties set forth in or deemed to be set forth in Section 7.08 and Section 7.14 will terminate and expire five years after discovery of the condition, circumstance or fact constituting a breach of any such representation or warranty.

         (c) The representations and warranties set forth in or deemed to be set forth in Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 7.01,
Section 7.02, Section 7.05, Section 7.06, Section 7.07, Section 7.17 and Section
7.19 will survive the Closing Date indefinitely.

         Section 12.02 Indemnities.

         (a) CB&I agrees to indemnify, defend and hold each Purchaser and its officers, directors, employees, agents, partners, managing members, and controlling persons and their successors, assigns, participants and transferees (collectively, the "Purchaser Indemnitees") harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by the Purchaser Indemnitees or any of them, including without limitation reasonable attorneys' fees and expenses, caused by, resulting from or relating to CB&I's breach of any of its representations, warranties and covenants (except as to the matters specifically addressed in Section 5.01) set forth in this Agreement.

         (b) Each Purchaser agrees to indemnify, defend and hold CB&I and its officers, directors, employees, agents, partners and controlling persons (collectively, the "CB&I Indemnitees") harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by the CB&I Indemnitees or any of them, including without limitation reasonable attorneys' fees and expenses, caused by, resulting from or relating to such

Purchaser's breach of any of its representations, warranties and covenants (except as to the matters specifically addressed in Section 5.01) set forth in this Agreement.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

         Section 13.01 Treatment of Confidential Information. (a) Each of the parties to this Agreement acknowledge that it has or may have had in the past, currently have and in the future may have access to Confidential Information of the other parties. Each of the parties agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of the other parties, will not disclose such Confidential Information to any Person, except (i) Representatives of the parties and (ii) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 13.01; provided, however, that Confidential Information shall not include such information as (i) becomes known to the public generally through no fault of any party, (ii) is required to be disclosed by law or the order of any Governmental Authority under color of law, or (iii) the disclosing party reasonably believes is required to be disclosed in connection with the defense of a lawsuit against the disclosing party.

         (b) The obligations of the parties under this Section 13.01 shall survive the termination of this Agreement but will expire on September 30, 2001.

         Section 13.02 Assignment; No Third-Party Beneficiaries. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of CB&I, and the successors of the Purchasers. Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as otherwise provided expressly herein or therein.

         Section 13.03 Entire Agreement; Amendment; Waivers. This Agreement, and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Purchasers and CB&I with regard to the purchase and sale of the Purchased Shares and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the Purchasers and CB&I. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

         Section 13.04 Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                                (1) if to CB&I, addressed to it at:

                                    Chicago Bridge & Iron Company N.V.
                                    c/o Chicago Bridge & Iron Company
                                    1501 North Division Street
                                    Plainfield, Illinois 60544
                                    Attn:  Secretary
                                    Fax:  (815) 439-6297

                                    with a copy to:

                                    Winston & Strawn
                                    35 Wacker Drive
                                    Chicago, Illinois  60601
                                    Attn:  James Reum
                                    Fax:  (312) 558-5700

                  and

                                (2) if to D.C. Capital Partners, L.P.,
                                    addressed to it at:

                                    800 Third Avenue
                                    40th Floor
                                    New York, New York  10022
                                    Attn:  Raynard Benvenuti
                                           Douglas Dethy
                                    Fax:  (212) 750-9264

                                    with a copy to:

                                    Richards Spears Kibbe & Orbe
                                    One Chase Manhattan Plaza
                                    New York, New York  10005
                                    Attn:  William Orbe
                                    Fax:  (212) 530-1801

                                (3) if to Tinicum Capital Partners, L.P.,
                                    Tinicum Capital Partners Parallel Fund,
                                    L.P. or Tinicum Capital Partners Executive
                                    Fund I, L.L.C. addressed to it at:

                                    800 Third Avenue
                                    40th Floor
                                    New York, New York  10022
                                    Attn:  Eric M. Ruttenberg
                                           Seth M. Hendon
                                    Fax:  (212) 750-9264

                                    with a copy to:

                                    Tinicum Capital Partners, L.P., Tinicum
                                    Capital Partners Parallel Fund, L.P.
                                    or Tinicum Capital Partners Executive
                                    Fund I, L.L.C.
                                    c/o Tinicum Enterprises, Inc.
                                    990 Stewart Avenue
                                    Garden City, New York  11530
                                    Attn:  John F. Keane
                                    Fax:  (516) 222-2902

                                    and a copy to:

                                    Richards Spears Kibbe & Orbe
                                    One Chase Manhattan Plaza
                                    New York, New York  10005
                                    Attn:  William Orbe
                                    Fax:  (212) 530-1801

                          (3) if to Mr. Frederick Klingenstein or Mr. John Klingenstein, addressed to it at:


                                    c/o Klingenstein Fields, & Co.
                                    787 Seventh Avenue
                                    6th Floor
                                    New York, New York  10019
                                    Attn:  Frederick Klingenstein or
                                    John Klingenstein

                                    and a copy to:

                                    Richards Spears Kibbe & Orbe
                                    One Chase Manhattan Plaza
                                    New York, New York  10005
                                    Attn:  William Orbe
                                    Fax:  (212) 530-1801

         Section 13.05 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. THE PURCHASERS AND CB&I EACH HEREBY IRREVOCABLY AGREE THAT VENUE OF ANY LEGAL PROCEEDINGS OR ARBITRATION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE IN NEW YORK CITY.

         Section 13.06 WAIVER OF CERTAIN CLAIMS. (A) NEITHER THE PURCHASERS NOR CB&I SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, COURT OR ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES SUFFERED BY SUCH PARTY, AND (B) THE PURCHASERS AND CB&I HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO ASSERT ANY CLAIM FOR INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT.

         Section 13.07 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later;

nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

         Section 13.08 Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 13.09 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Information disclosed on a certain Schedule shall be deemed as disclosed on any other Schedule to which such information may also relate.

         Section 13.10 Liability Several. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Purchasers under this Agreement are several (and not joint and several) as follows: (x) each Purchaser is responsible only for breaches of representations, warranties, covenants and agreements of such Purchaser (and not those of any other Purchaser) set forth herein and (y) with respect to any obligation of the Purchasers hereunder not covered by clause (x) above, such obligation shall be allocated severally among the Purchasers (and not jointly) in the proportions set forth on Schedule 1.0.

         Section 13.11 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party (including any present or future shareholder of CB&I) shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         Section 13.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                   ARTICLE XIV
                                   TERMINATION

         Section 14.01 Termination of this Agreement. This Agreement may be terminated:

         (a) by the mutual written consent duly authorized by the Supervisory Board of Directors of CB&I and the Purchasers and by the management board of CB&I;

         (b) by CB&I or the Purchasers at any time after March 30, 2001, if at the time notice of such termination is given, the transactions contemplated by this Agreement have not been consummated;

         (c) by CB&I or the Purchasers if, on the Closing Date, a preliminary or permanent injunction has been entered restraining, prohibiting or declaring illegal the sale of the Purchased Shares by CB&I or the purchase of the Purchased Shares by the Purchasers (unless such injunction is terminated within 30 days thereafter); and

         (d) by the Purchasers, if the CB&I Supervisory Board of Directors shall have failed to recommend or shall have withdrawn, its approval or recommendation of the transaction contemplated by this Agreement.

         Section 14.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 14.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except that (i) the provisions of this
Section 14.02, Section 13.01 and Section 8.05 shall survive any such termination and (ii) all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid in accordance with Section 8.05 to the extent applicable, or otherwise shall be payable by the party incurring the expense. Nothing contained in this Section 14.02 shall relieve any party from its liability for any breach of this Agreement.

                            [signature pages follow]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.


                                CHICAGO BRIDGE & IRON COMPANY N.V.
                                BY: CHICAGO BRIDGE & IRON COMPANY B.V.,
                                    ITS MANAGING DIRECTOR



                                By: /s/ Gerald M. Glenn
                                    ------------------------------------

                                    Name: Gerald M. Glenn
                                    Title: Managing Director





                                D.C. CAPITAL PARTNERS, L.P.,
                                A DELAWARE LIMITED PARTNERSHIP
                                BY: D.C.R. PARTNERS, L.P., ITS GENERAL PARTNER


                                By: /s/ Michael A. Chisek
                                    ------------------------------------

                                    Name: Michael A. Chisek
                                    Title:   General Partner





                                TINICUM CAPITAL PARTNERS, L.P.,
                                A DELAWARE LIMITED PARTNERSHIP
                                BY: TINICUM LANTERN L.L.C., ITS GENERAL PARTNER



                                    By: /s/ Seth M. Hendon
                                        ---------------------------------

                                        Name: Seth M. Hendon
                                        Title: Member

                                TINICUM CAPITAL PARTNERS
                                PARALLEL FUND, L.P.,
                                A DELAWARE LIMITED PARTNERSHIP
                                BY: TINICUM LANTERN L.L.C., ITS GENERAL PARTNER



                                    By: /s/ Seth M. Hendon
                                        ---------------------------------

                                        Name:  Seth M. Hendon
                                        Title:  Member



                                TINICUM CAPITAL PARTNERS EXECUTIVE
                                FUND I L.L.C.,
                                A DELAWARE LIMITED LIABILITY COMPANY
                                BY: TINICUM LANTERN L.L.C., ITS MANAGER



                                     By: /s/ Seth M. Hendon
                                         ---------------------------------

                                         Name:  Seth M. Hendon
                                         Title:  Member

                                     FREDERICK KLINGENSTEIN



                                     /s/ Frederick A. Klingenstein
                                     -------------------------------------------




                                     JOHN KLINGENSTEIN





                                     /s/ John Klingenstein
                                     -------------------------------------------

                                   SCHEDULE I

                         SCHEDULE OF PURCHASERS--SHARES




PURCHASE OF THE SHARES
----------------------


                             PURCHASER                  NUMBER         PRICE         PRO-RATA
                             ---------                  ------         -----         --------
                                                        OF SHARES      PER SHARE     PURCHASE PRICE
                                                        ---------      ---------     --------------

D.C. CAPITAL PARTNERS, L.P.                               340,000       $17.75       $6,035,000.00
---------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS, L.P.                            392,017       $17.75       $6,958,301.75
---------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS PARALLEL FUND, L.P.               15,214       $17.75         $270,048.50
---------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS EXECUTIVE FUND I, L.L.C.           3,785       $17.75          $67,183.75
---------------------------------------------------------------------------------------------------
MR. FREDERICK A. KLINGENSTEIN                              28,170       $17.75         $500,017.50
---------------------------------------------------------------------------------------------------
MR. JOHN KLINGENSTEIN                                      28,170       $17.75         $500,017.50
---------------------------------------------------------------------------------------------------
                                                 TOTAL:   807,356                   $14,330,569.00
                                                                                     -------------
---------------------------------------------------------------------------------------------------

                                   SCHEDULE I

                     SCHEDULE OF PURCHASERS--OPTION SHARES

PURCHASE OF THE A OPTION SHARES
-------------------------------
---------------------------------------------------------------------------------------------------------------------
                               PURCHASER                                 NUMBER         PRICE         A OPTION SHARES
                               ---------                                 ------         -----         ---------------
                                                                         OF SHARES      PER SHARE     PRO-RATA
                                                                         ---------      ---------     --------
                                                                                                      PURCHASE PRICE
                                                                                                      --------------
---------------------------------------------------------------------------------------------------------------------
D.C. CAPITAL PARTNERS, L.P.                                                105,282      $12.86         $1,353,926.52
---------------------------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS, L.P.                                             121,389      $12.86         $1,561,062.54
---------------------------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS PARALLEL FUND, L.P.                                 4,711      $12.86         $   60,583.46
---------------------------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS EXECUTIVE FUND I, L.L.C                             1,172      $12.86         $   15,071.92
---------------------------------------------------------------------------------------------------------------------
MR. FREDERICK A. KLINGENSTEIN                                                8,723      $12.86         $  112,177.78
---------------------------------------------------------------------------------------------------------------------
MR. JOHN KLINGENSTEIN                                                        8,723      $12.86         $  112,177.78
---------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL:   250,000                     $   3,215,000
                                                                                                       -------------
---------------------------------------------------------------------------------------------------------------------




PURCHASE OF THE B OPTION SHARES
-------------------------------
---------------------------------------------------------------------------------------------------------------------
                               PURCHASER                                 NUMBER         DEAL PRICE    B OPTION SHARES
                               ---------                                 ------         ----------    ---------------
                                                                         OF SHARES      PER SHARE     PRO-RATA
                                                                         ---------      ---------     --------
                                                                                                      PURCHASE PRICE
                                                                                                      --------------

---------------------------------------------------------------------------------------------------------------------
D.C. CAPITAL PARTNERS, L.P.                                                 84,226         TBD                   TBD
---------------------------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS, L.P.                                              97,111         TBD                   TBD
---------------------------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS PARALLEL FUND, L.P.                                 3,769         TBD                   TBD
---------------------------------------------------------------------------------------------------------------------
TINICUM CAPITAL PARTNERS EXECUTIVE FUND I, L.P.                                938         TBD                   TBD
---------------------------------------------------------------------------------------------------------------------
MR. FREDERICK A. KLINGENSTEIN                                                6,978         TBD                   TBD
---------------------------------------------------------------------------------------------------------------------
MR. JOHN KLINGENSTEIN                                                        6,978         TBD                   TBD
---------------------------------------------------------------------------------------------------------------------
                                                            TOTAL:         200,000
---------------------------------------------------------------------------------------------------------------------